Exhibit 99.1

Footnotes to Form 4

(1) On May 7, 2024, Agiliti, Inc. (the “Company”), completed its merger with Apex Intermediate Holdco, Inc. (“Parent”), and Apex Merger Sub, Inc., a wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub merged with and into the Company, with the Company continuing as the surviving corporation (the “Surviving Corporation” and such merger, the “Merger”). Immediately prior to the Merger, THL Agiliti LLC (“THL Agiliti”) contributed all of its shares of common stock of the Company to Parent, pursuant to the Contribution Agreement, dated as of May 6, 2024, by and among the Company, Parent, THL Agiliti and Thomas J. Leonard.

(2) This report is being filed by the following reporting persons: THL Agiliti, Thomas H. Lee Advisors, LLC (“THL Advisors”), Thomas H. Lee Equity Fund VIII, L.P. (“THL Equity VIII”), Thomas H. Lee Parallel Fund VIII, L.P. (“Parallel Fund VIII”), THL Executive Fund VIII, L.P. (“Executive Fund VIII”), THL Fund VIII Coinvestment Partners, L.P. (“THL Coinvestment”), THL Equity Advisors VIII, LLC (“Equity Advisors”), Thomas H. Lee Partners, L.P. (“THL Partners”), THL Managers VIII, LLC (“THL Managers VIII”) and THL Holdco, LLC (“Holdco”). This Form 4 is in two parts and is jointly filed with the reporting persons in both parts (collectively, the “Reporting Persons”). See Remarks.

(3) Voting and investment determinations with respect to the securities held of record by THL Agiliti listed in this report are made by unanimous consent of its members. The members of THL Agiliti are THL Equity VIII, Parallel Fund VIII, Executive Fund VIII, THL Coinvestment, THL Equity Fund VIII Investors (Agiliti), L.P. and FS Sponsor LLC. Voting and investment determinations with respect to the securities beneficially owned by FS Sponsor LLC listed in this report are made by a management committee. Holdco is the managing member of THL Advisors, which is the general partner of THL Partners, which in turn is the general partner of THL Coinvestment and sole member of Equity Advisors and THL Managers VIII. Equity Advisors is the general partner of THL Equity VIII, Parallel Fund VIII, Executive Fund VIII and THL Agiliti VIII. Voting and investment determinations with respect to the securities beneficially owned by Holdco listed in this report are made by a management committee.

(4) Each of the Reporting Persons disclaims beneficial ownership of the securities listed in this report, and this report shall not be deemed an admission that the Reporting Person is the beneficial owner of such securities for the purpose of Section 16 or for any other purpose, except to the extent of such Reporting Person’s pecuniary interest therein.